                                                                    Exhibit 3(i)


                                                 Ontario Corporation Number    1
                                              Numero de la societe en Ontario

                                                           1456779

                     For Ministry Use Only
                A l'usage exclusif du ministere

[Ontario Logo]
Ministry of                        Ministere des Services
Consumer and                       aux consummateurs
Business Services                  et aux entreprises
CERTIFICATE                        CERTIFICAT
This is to certify that these      Ceci certifie que les presents
articles are effective on          status entrent en vigueur le
                    OCTOBER 23 OCTOBRE, 2002

                          (Signature)
                      -------------------
                      Director/Directrice
    Business Corporation Act/Loi sur les societes par actions




For Ministry Use Only




Form 3     Business Corporations Act

Formule 3  Loi sur les societes par actions



                             ARTICLES OF AMENDMENT
                            STATUTS DE MODIFICATION


1. The name of the corporation is:
   Denomination sociale actuelle de la societe:

   CO-STEEL INC.


2. The name of the corporation is changed to (if applicable):
   Nouvelle denomination sociale de la societe (s'il y a lieu):

   GERDAU AMERISTEEL CORPORATION


3. Date of incorporation/amalgamation:
   Date de la constitution ou de la fusion :

                                2000 December 31
   ----------------------------------------------------------------------------
                               (Year, Month, Day)
                              (annee, mois, jour)


4. COMPLETE ONLY IF THERE IS A CHANGE IN THE NUMBER OF DIRECTORS OR THE MINIMUM/ MAXIMUM NUMBER OF DIRECTORS.
   IL FAUT REMPLIR CETTE PARTIE SEULEMENT SI LE NOMBRE D'ADMINISTRATEURS OU SI LE NOMBRE MINIMAL OU MAXIMAL D'ADMINISTRATEURS A CHANGE.


   Number (or minimum and maximum          number   or   minimum   and   maximum
   number) of directors is/are:            nombre   ou   minimal    et   maximal
   Nombre (ou nombres minimal et
   maximal) d'administrateurs :            ______        _______         _______

   Les statuts de la societe sont modifies de la facon suivante:


   the name of the Corporation be and is hereby changed from Co-Steel Inc. to Gerdau AmeriSteel Corporation.



6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.
   La modification a ete dument autorisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur les societes par actions.


7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable of the corporation on Les actionnaires ou les administrateurs (selon le cas) de la societe ont approuve la resolution autorisant la modification le


                               2002 September 23
   ----------------------------------------------------------------------------
                               (Year, Month, Day)
                              (annee, mois, jour)



These articles are signed in duplicate.
Les presents statuts sont signes en double exemplaire.


                                 CO-STEEL INC.
  -----------------------------------------------------------------------------
                             (Name of Corporation)
                      (Denomination sociale de la societe)



     (If the name is to be changed by these articles set out current name) (Si l'on demande un changement de nom, indiquer ci-dessus la denomination sociale actuelle).



By/
Par:
         /s/ Philip E. Casey               President and Chief Executive Officer
      ------------------------             -------------------------------------
             (Signature)                          (Description of Office)
             (Signature)                                 (Fonction)

                                                  Ontario Corporation Number
                                               Numero de la compagnie en Ontario

                                                            1456779


                     For Ministry Use Only
                A l'usage exclusif du ministere

[Ontario Logo]
Ministry of                        Ministere de
Consumer and                       la consomation
Commercial Relations               et du commerce
CERTIFICATE                        CERTIFICAT
This is to certify that these      Ceci certifie que les presents
articles are effective on          status entrent en vigueur le
                    DECEMBER 31 DECEMBRE 2000

                          (Signature)
                      -------------------
                      Director/Directrice
    Business Corporation Act/Loi sur les societes par actions




Form 4             Business Corporations Act

Formule numero 4   Loi sur les compagnies



                            ARTICLES OF AMALGAMATION
                               STATUTS DE FUSION


1. The name of the amalgamated corporation is:        Denomination sociale de la
                                                   compagnie issue de la fusion:


   CO-STEEL INC.


2. The address of the registered office is:             Adresse du siege social:

   300 CONSILLIUM PLACE, SUITE 800
   -----------------------------------------------------------------------------
    (Street & Number, or R.R. Number & if Multi-Office Building give Room No.) (Rue et numero, ou numero de la R.R. et, s'il s'agit d'un edifice a bureaux, numero de bureau)


   TORONTO, ONTARIO                                                    M1H 3G2
   -----------------------------------------------------------------------------
       (Name of Municipality or Post Office)         (Postal Code/(Code Postal))
   (Nom de la municipalite ou du bureau de poste)


3. Number (or minimum and maximum                  Nombre (ou nombres minimal et
   number) of directors is:                        maximal) d'administrateurs:

                  MINIMUM OF FIVE (5); MAXIMUM OF TWENTY (20)


4. The director(s) is/are:

                                             ADDRESS FOR SERVICE, GIVING STREET & NO. OR R.R. NO.,         RESIDENT CANADIAN STATE
                                             MUNICIPALITY AND POSTAL CODE                                         YES OR NO
FIRST NAME, INITIALS AND SURNAME             DOMICILE ELU, Y COMPRIS LA RUE ET LE NUMERO, LE NUMERO             RESIDENT CANADIEN
PRENOM, INITIALES ET NOM DE FAMILLE          DE LA R.R., OU LE NOM DE LA MUNICIPALITE ET LE CODE POSTAL            OUI/NON
-----------------------------------          ----------------------------------------------------------    ------------------------
MICHAEL M. KOERNER                                         14 RIDGEFILED ROAD, TORONTO,                            YES
                                                                 ONTARIO M4N 3H8

ROBERT W. KORTHALS                                        236 RUSSELL HILL ROAD, TORONTO,                          YES
                                                                 ONTARIO, M4V 2T2

LIONEL H. SCHIPPER                                        33 JACKES AVENUE #701, TORONTO                           YES
                                                                 ONTARIO M4T 1E2

4. The director(s) is/are:

                                             ADDRESS FOR SERVICE, GIVING STREET & NO. OR R.R. NO.,         RESIDENT CANADIAN STATE
                                             MUNICIPALITY AND POSTAL CODE                                         YES OR NO
FIRST NAME, INITIALS AND SURNAME             DOMICILE ELU, Y COMPRIS LA RUE ET LE NUMERO, LE NUMERO           RESIDENT CANADIEN
PRENOM, INITIALES ET NOM DE FAMILLE          DE LA R.R., OU LE NOM DE LA MUNICIPALITE ET LE CODE POSTAL            OUI/NON
-----------------------------------          ----------------------------------------------------------    ------------------------
KENNETH W. HARRIGAN                                       1 MAPLE GROVE DRIVE, OAKVILLE                            YES
                                                                 ONTARIO L6J 4T8

IAN WILLIAM DELANEY                                       57 CLARENDON AVENUE, TORONTO                             YES
                                                                 ONTARIO M4V 1J2

MICHAEL SOPKO                                             2240 CHANCERY LANE, OAKVILLE                             YES
                                                                 ONTARIO L6J 6A3

JOSEPH JOHN HEFFERMAN                                      42 RYKERT CRESCENT, TORONTO                             YES
                                                                 ONTARIO M4G 2S9

TERRY G. NEWMAN                                          128 LONGWATER CHASE, UNIONVILLE                           NO
                                                                     L3R 6C4

LORIE WAISBERG                                              602 LONSDALE ROAD, TORONTO                             YES
                                                                 ONTARIO M5P 1R7

J. SPENCER LANTHIER                                           #501, 40 OLD MILL ROAD                               YES
                                                             TORONTO, ONTARIO M8X 1G7



5. A) The amalgamation agreement has been duly                 A) Les actionnaires de chaque compagnie qui
      adopted by the shareholders of each of the                  fusionne ont dument adopte la convention de
      amalgamating corporations as required by                    fusion conformement au paragraphe 176(4)
      subsection 176(4) of the Business                           de la Loi sur les compagnies a la date
      Corporations Act on the date set out below.                 mentionee ci-dessous.


                   Check A or B                                              Cocher A ou B

                                                       [X]


   B) The amalgamation has been approved by the                B) Les administrateurs de chaque compagnie qui
      directors of each amalgamating corporation                  fusionne ont approuve la fusion par voie de
      by a resolution as required by section 177                  resolution conformement a l'article 177 de
      of the Business Corporations Act on the                     la Loi sur les compagnies a la date mentionee
      date set out below.                                         ci-dessous. Les statuts de fusion reprennent
      The articles of amalgamation in substance                   essentiellement les dispositions des status
      contain the provisions of the articles of                   constitutifs de
      incorporation of


                                                   CO-STEEL INC.
   ----------------------------------------------------------------------------------------------------------------------
   and are more particularly set out in these articles.          et sont enonces textuellement aux presentes statuts.






NAMES OF AMALGAMATING CORPORATIONS          ONTARIO CORPORATION NUMBER         DATE OF ADOPTION/APPROVAL
DENOMINATION SOCIALE DES COMPAGNIES         NUMERO DE LA COMPAGNIE EN          DATE D'ADOPTION OU D'APPROBATION
QUI FUSIONNENT                              ONTARIO
-------------------------------------------------------------------------------------------------------------------------

CO-STEEL INC.                                        648990                            DECEMBER    , 2000

877449 ONTARIO LIMITED                               877449                            DECEMBER    , 2000


6.   Restrictions if any, on business the corporation       Limites, s'il y a lieu, imposees aux activites
     may carry on or on powers the corporation may          commerciales ou aux pouvoirs de la
     exercise.                                              compagnie.

     NONE.

7.   The classes and any maximum number of shares           Categories et nombre maximal, s'il y a lieu,
     that the corporation is authorized to issue:           d'actions que la compagnie est autorisee a emettre:

          (1) an unlimited number of special shares, issuable in series, designated as Preferred Shares;

          (2)  an unlimited number of shares, designated as Common Shares;


8.   Rights, privileges, restrictions and conditions   Droits, privileges, restrictions et conditions, s'il y a lieu,
     (if any) attaching to each class of shares and    rattaches a chaque categorie d'actions et pourvoirs des
     directors authority with respect to any class     administrateurs relatifs a chaque categorie d'actions
     of shares which may be issued in series:          qui peut etre emise en serie:

     SEE ATTACHED PAGES 4A TO 4C

PREFERRED SHARES
----------------

1.0  ISSUABLE IN SERIES:
     -------------------

1.1 The Preferred Shares may, at any time and from time to time, be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be fixed by the directors of the Corporation. The directors of the Corporation may, before issuance and subject as hereinafter provided, determine the designation, rights, privileges, restrictions and conditions attaching to the Preferred
     Shares of each series including, without limiting the generality of the foregoing:

     (a) the rate, amount or method of calculation of any dividends, whether cumulative, non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which any such dividends shall accrue;

     (b) any right of redemption and/or purchase and the redemption or purchase price and terms and conditions of any such right;

     (c) any right of retraction vested in the holders of Preferred Shares of such series and the prices and terms and conditions of any such rights and whether any other rights of retraction may be vested in such holders in the future;

     (d)  any conversion rights;

     (e) any rights upon dissolution, liquidation or winding-up of the Corporation;

     (f)  any sinking fund or purchase fund;

     (g)  any purchase obligation; and

     (h)  any other provisions attaching to any such series of Preferred Shares.

2.0  PRIORITY:
     ---------

2.1 The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares and over any other shares of the Corporation ranking junior to the Preferred Shares.

3.0  VOTING RIGHTS
     -------------

3.1 The holders of the Preferred Shares shall not be entitled as such (except) as hereinafter or by law specifically provided) to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting unless and until the Corporation shall from time to time fail to pay dividends at the prescribed rate on the Preferred Shares of any one series for a period of two years, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any moneys of the Corporation properly applicable to the payment of dividends. Thereafter, but only so long as any dividends on the Preferred Shares of any series remain in arrears, the holders of the Preferred Shares of such series shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall be entitled, voting separately and as a series, to elect one (1) member of the board of directors of the Corporation.

3.2 Notwithstanding anything in the by-laws of the Corporation, when the right to elect directors shall accrue to the holders of the Preferred Shares of any series as provided herein, a special meeting of the holders of the Preferred Shares of such series and a special meeting of shareholders shall be held to elect directors upon not less than twenty-one
     (21) days' written notice and shall be called by the Secretary of the Corporation upon written request of the holders of record of at least 5% of the outstanding Preferred Shares of such series. In default of the calling of such meeting by the Secretary within twenty-one (21) days after the making of such request, such meeting may be called by any holder of record of such series of Preferred Shares. The term of office of all persons who may be directors of the Corporation at the time of such meetings shall terminate upon the election of directors at such meetings. Nothing herein contained shall be deemed to limit the right of the Corporation from time to time to increase or decrease the number of its directors.

3.3 The board of directors may elect or appoint a member of the board to represent the holders of Preferred Shares of any series should the member elected in accordance with paragraph 3.2 for any reason, vacate the board. Whether or not the board does elect or appoint such a member, the holders of record of at least 5% of the outstanding Preferred Shares of such series shall have the right to require the Secretary of the Corporation to call a meeting of the holders of Preferred Shares of such series for the purpose of filling the vacancy or replacing the person elected or appointed to fill such vacancy and the provisions of paragraph 3.2 hereof shall apply with respect to the calling of any such meeting.

3.4 Notwithstanding anything contained in the by-laws of the Corporation, when no dividends on the Preferred Shares of any series are in arrears, the term of office of the person elected as a director to represent the holders of Preferred Shares of such series shall forthwith terminate.

                                                                              4C

COMMON SHARES

1.0  DIVIDENDS:

1.1 Subject to the prior rights of the holders of any shares of the Corporation ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of Common Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of assets properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine. Cheques of the Corporation payable at par at any branch of the Corporation's bankers for the time being in Canada shall be issued in respect of any such dividends payable in cash (less any tax required to be withheld by the Corporation) and payment thereof shall satisfy such dividends. Dividends which are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six (6) years from the date on which they were declared to be payable shall be forfeited to the Corporation.

2.0  DISSOLUTION:

2.1 In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of any shares of the Corporation ranking senior to the Common Shares, with respect to priority in the distribution of assets upon liquidation, dissolution or winding-up, the holders of the Common Shares shall be entitled to receive the remaining property and assets of the Corporation.

3.0  VOTING RIGHTS:

3.1 The holders of the Common Shares shall be entitled to receive notice of and attend meetings of the shareholders of the Corporation. At any such meeting, other than a meeting at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series, each Common Share shall confer one vote.

9.   The issue, transfer or ownership of shares is/is not   L'emission, le transfert ou la propriete d'actions
     restricted and the restrictions (if any) are as        est/n'est pas restreinte. Les restrictions, s'il y a
     follows:                                               lieu, sont les suivantes:

     NONE.

10.  Other provisions, (if any):                            Autres dispositions, s'il y a lieu:

(1.) Subject to the provisions of the Business Corporations Act, as amended and re-enacted from time to time, the directors may, without authorization of the shareholders:

(a)  borrow money on the credit of the Corporation;

(c)  issue, re-issue, sell or pledge debt obligations of the Corporation;

(c) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person;

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.

(e) by resolution, delegate any or all such powers to a director, a committee of directors or an officer of the Corporation;

(2) The holders of any fractional shares issued by the Corporation shall be entitled to exercise voting rights and to receive dividends in respect of each such fractional share.

11.  The statements required by subsection 178(2)      Les declarations exigees aux termes du
     of the Business Corporation Act are attached      paragraphe 178(2) de la Loi sur les compagnies
     as Schedule "A".                                  constituent l'annexe "A".

12.  A copy of the amalgamation agreement or           Une copie de la convention de fusion ou les
     directors resolutions (as the case may be)        resolutions des administratreurs (selon le cas)
     is/are attached as Schedule "B".                  constitute(nt) l'annexe "B".

These articles are signed in duplicate.                     Les presents statuts sont signes en double exemplaire.

Names of the amalgamating corporations and                  Denomination sociale des compagnies qui fusionnent,
signatures and descriptions of office of                    signature et fonction de leurs dirigeants regulierement
their proper officers.                                      designes.







                           By:                  /s/ Terry Newman
                                 ______________________________________________
                                                  CO-STEEL INC.
                                             TERRY NEWMAN, PRESIDENT




                           By:                  /s/ Andy Boulanger
                                 _____________________________________________
                                              877449 ONTARIO LIMITED
                                             ANDY BOULANGER, TREASURER

                                  SCHEDULE "A"

                            STATEMENT OF A DIRECTOR

                                       OF

                                 CO-STEEL INC.
                              (the "Corporation")

     An amalgamation of the Corporation and 877449 Ontario Limited (collectively, the "Amalgamating Corporations") having been approved in accordance with the Business Corporations Act (Ontario) (the "Act"), the undersigned director hereby states as follows:

     There are reasonable grounds for believing that:

     (a) the Corporation is and the corporation resulting from the amalgamation of the Amalgamating Corporations (the "Amalgamated Corporation") will be able to pay its liabilities as they become due;

     (b) the realizable value of the Amalgamated Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes; and,

     (c)  no creditor will be prejudiced by the amalgamation.


     DATED the 15 day of December 2000.


                                /s/ Terry Newman
                                --------------------------
                                Terry Newman

                                  SCHEDULE "A"

                            STATEMENT OF A DIRECTOR

                                       OF

                             877449 ONTARIO LIMITED
                              (the "Corporation")

     An amalgamation of the Corporation and Co-Steel Inc., (collectively, the "Amalgamating Corporations") having been approved in accordance with the Business Corporations Act (Ontario) (the "Act"), the undersigned director hereby states as follows:

     There are reasonable grounds for believing that:

     (a) the Corporation is and the corporation resulting from the amalgamation of the Amalgamating Corporations (the "Amalgamated Corporation") will be able to pay its liabilities as they become due;

     (b) the realizable value of the Amalgamated Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes; and,

     (c)  no creditor will be prejudiced by the amalgamation.


     DATED the 15 day of December 2000.


                                                /s/ Terry Newman
                                                ------------------------------
                                                Terry Newman

                                  SCHEDULE "B"

                          RESOLUTION OF THE DIRECTORS

                                       OF

                                 CO-STEEL INC.
                              (the "Corporation")

AMALGAMATION

     WHEREAS the Corporation is the holding corporation of the wholly-owned subsidiary, 877449 Ontario Limited ("877449");

     AND WHEREAS the Corporation has agreed to amalgamate with 877449, pursuant to subsection 177(1) of the Business Corporations Act (Ontario) (the "Act");

     NOW THEREFORE BE IT RESOLVED that:

1. the amalgamation of the Corporation, and 877449 pursuant to subsection 177(1) of the Act be and the same is hereby approved;

2. upon the endorsement of a certificate of amalgamation pursuant to subsection 178(4) of the Act, the shares of 877449 shall be cancelled without any repayment of capital in respect thereof;

3. the by-laws of the amalgamated corporation (the "Amalgamated Corporation") shall be the same as the by-laws of the Corporation;

4. the article of amalgamation of the Amalgamated Corporation shall be the same as the articles of the Corporation;

5. no securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with such amalgamation; and,

6. any officer or director of the Corporation be and he is hereby authorized and directed to execute, under the corporate seal or otherwise, and to deliver all documents and to do all things necessary or desirable to effect such amalgamation including the execution and delivery to the Ministry of Consumer and Commercial Relations of articles of amalgamation for such purpose.

     The foregoing resolution is hereby signed by all the directors of the Corporation.

     DATED the           day of December 2000.


     "Michael M. Koerner"                    "Robert W. Korthals"
-------------------------------         -------------------------------
      MICHAEL M. KOERNER                      ROBERT W. KORTHALS

"Kenneth W. Harrigan"                         "Ian William Delaney"
----------------------------------            ----------------------------------
KENNETH W. HARRIGAN                           IAN WILLIAM DELANEY



"Michael Sopko"                               "Joseph John Hefferman"
----------------------------------            ----------------------------------
MICHAEL SOPKO                                 JOSEPH JOHN HEFFERMAN



"Terry G. Newman"                             "Lorie Waisberg"
----------------------------------            ----------------------------------
TERRY G. NEWMAN                               LORIE WAISBERG



                                              "J. Spencer Lanthier"
                                              ----------------------------------
                                              J. SPENCER LANTHIER

                                  SCHEDULE "B"

                          RESOLUTION OF THE DIRECTORS

                                       OF

                             877449 ONTARIO LIMITED
                              (the "Corporation")

AMALGAMATION

     WHEREAS the Corporation is a wholly-owned subsidiary of Co-Steel Inc. ("Co-Steel") pursuant to subsection 177(1) of the Business Corporations Act (Ontario) (the "Act");

     NOW THEREFORE BE IT RESOLVED that:

1. the amalgamation of the Corporation and Co-Steel pursuant to subsection 177(1) of the Act be and the same is hereby approved;


2. upon the endorsement of a certificate of amalgamation pursuant to subsection 178(4) of the Act, the shares of the Corporation shall be cancelled without any repayment of capital in respect thereof;

3. the by-laws of the amalgamated corporation (the "Amalgamated Corporation") shall be the same as the by-laws of Co-Steel;

4. the articles of amalgamation of the amalgamated corporation (the "Amalgamated Corporation") shall be the same as the articles of Co-Steel;

5. no securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with such amalgamation; and,

6. any officer or director of the Corporation be and he is hereby authorized and directed to execute, under the corporate seal or otherwise, and to deliver all documents and to do all things necessary or desirable to effect such amalgamation including the execution and delivery to the Ministry of Consumer and Commercial Relations of articles of amalgamation for such purpose.

     The foregoing resolution is hereby signed by all the directors of the Corporation.


  DATED the         day of December 2000.



"Lorie Waisberg"                           "Terry G. Newman"
--------------------------------           --------------------------------
LORIE WAISBERG                             TERRY G. NEWMAN


                                           "Andy Boulanger"
                                           --------------------------------
                                           ANDY BOULANGER